EXHIBIT 99.1

Item 1. Financial Statements.
SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$13,154	$26,504
Accounts receivable	48,950	89,201
Other current assets	2,510	3,517
Total current assets	64,614	119,222
Property, plant and equipment, net	1,426,143	1,414,350
Intangible assets, net	468,737	477,734
Goodwill	265,062	265,062
Other noncurrent assets	16,619	17,353
Total assets	$2,241,175	$2,293,721

Liabilities and Partners' Capital
Current liabilities:
Trade accounts payable	$25,017	$24,855
Due to affiliate	826	2,711
Deferred revenue	2,377	2,377
Ad valorem taxes payable	4,039	9,118
Accrued interest	7,733	18,858
Other current liabilities	8,818	13,550
Total current liabilities	48,810	71,469
Long-term debt	796,000	808,000
Unfavorable gas gathering contract, net	5,402	5,577
Deferred revenue	58,985	55,239
Other noncurrent liabilities	1,535	1,715
Total liabilities	910,732	942,000
Commitments and contingencies

Common limited partner capital (34,495 units issued and outstanding at March 31, 2015 and 34,427 units issued and outstanding at December 31, 2014)	630,241	649,060
Subordinated limited partner capital (24,410 units issued and outstanding at March 31, 2015 and December 31, 2014)	279,524	293,153
General partner interests (1,201 units issued and outstanding at March 31, 2015 and December 31, 2014)	24,100	24,676
Summit Investments' equity in contributed subsidiaries	396,578	384,832
Total partners' capital	1,330,443	1,351,721
Total liabilities and partners' capital	$2,241,175	$2,293,721
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EX 99.1-1

EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2015	2014
	(In thousands, except per-unit amounts)
Revenues:
Gathering services and related fees	$60,767	$49,903
Natural gas, NGLs and condensate sales	12,613	26,304
Other revenues	3,781	3,174
Total revenues	77,161	79,381
Costs and expenses:
Cost of natural gas and NGLs	5,384	14,353
Operation and maintenance	21,057	21,832
General and administrative	9,658	9,053
Transaction costs	—	537
Depreciation and amortization	23,755	20,379
Total costs and expenses	59,854	66,154
Other income	1	1
Interest expense	(12,118)	(7,144)
Income before income taxes	5,190	6,084
Income tax expense	(177)	(159)
Net income	$5,013	$5,925
Less: net income attributable to Summit Investments	3,346	2,380
Net income attributable to SMLP	1,667	3,545
Less: net income attributable to general partner, including IDRs	1,568	431
Net income attributable to limited partners	$99	$3,114

Earnings per limited partner unit:
Common unit – basic	$0.00	$0.08
Common unit – diluted	$0.00	$0.08
Subordinated unit – basic and diluted	$0.00	$0.02

Weighted-average limited partner units outstanding:
Common units – basic	34,439	29,912
Common units – diluted	34,585	30,068
Subordinated units – basic and diluted	24,410	24,410

Cash distributions declared and paid per common unit	$0.560	$0.480
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EX 99.1-2

EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

	Partners' capital			Summit Investments' equity in contributed subsidiaries
	Limited partners		General partner
	Common	Subordinated			Total
	(In thousands)
Partners' capital, January 1, 2014	$566,532	$379,287	$23,324	$523,944	$1,493,087
Net income	1,741	1,373	431	2,380	5,925
Distributions to unitholders	(13,958)	(11,717)	(691)	—	(26,366)
Unit-based compensation	1,063	—	—	—	1,063
Tax withholdings on vested SMLP LTIP awards	(656)	—	—	—	(656)
Issuance of common units, net of offering costs	198,095	—	—	—	198,095
Contribution from general partner	—	—	4,235	—	4,235
Purchase of Red Rock Gathering	—	—	—	(305,000)	(305,000)
Excess of purchase price over acquired carrying value of Red Rock Gathering	(36,228)	(25,691)	(1,264)	63,183	—
Cash advance from Summit Investments to contributed subsidiaries	—	—	—	14,278	14,278
Expenses paid by Summit Investments on behalf of contributed subsidiaries	—	—	—	5,863	5,863
Capitalized interest allocated from Summit Investments to contributed subsidiaries	—	—	—	272	272
Class B membership interest unit-based compensation	—	—	—	85	85
Partners' capital, March 31, 2014	$716,589	$343,252	$26,035	$305,005	$1,390,881

Partners' capital, January 1, 2015	$649,060	$293,153	$24,676	$384,832	$1,351,721
Net income	58	41	1,568	3,346	5,013
Distributions to unitholders	(19,279)	(13,670)	(2,144)	—	(35,093)
Unit-based compensation	1,312	—	—	—	1,312
Tax withholdings on vested SMLP LTIP awards	(910)	—	—	—	(910)
Cash advance from Summit Investments to contributed subsidiaries, net	—	—	—	5,899	5,899
Expenses paid by Summit Investments on behalf of contributed subsidiaries	—	—	—	2,112	2,112
Capitalized interest allocated from Summit Investments to contributed subsidiaries	—	—	—	304	304
Class B membership interest unit-based compensation	—	—	—	85	85
Partners' capital, March 31, 2015	$630,241	$279,524	$24,100	$396,578	$1,330,443

EX 99.1-3

EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income	$5,013	$5,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,006	20,605
Amortization of deferred loan costs	791	604
Unit-based compensation	1,397	1,148
Changes in operating assets and liabilities:
Accounts receivable	40,251	21,600
Trade accounts payable	(1,322)	6,661
Due to affiliate	1,056	390
Change in deferred revenue	3,746	3,727
Ad valorem taxes payable	(5,078)	(4,199)
Accrued interest	(11,125)	(6,404)
Other, net	(3,949)	(1,814)
Net cash provided by operating activities	54,786	48,243
Cash flows from investing activities:
Capital expenditures	(25,188)	(53,580)
Acquisition of gathering system from affiliate	(2,941)	(305,000)
Net cash used in investing activities	(28,129)	(358,580)

EX 99.1-4

EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)

	Three months ended March 31,
	2015	2014
	(In thousands)
Cash flows from financing activities:
Distributions to unitholders	(35,093)	(26,366)
Borrowings under revolving credit facility	14,000	125,000
Repayments under revolving credit facility	(26,000)	(20,000)
Deferred loan costs	(15)	(65)
Tax withholdings on vested SMLP LTIP awards	(910)	(656)
Proceeds from issuance of common units, net	—	198,095
Contribution from general partner	—	4,235
Cash advance from Summit Investments to contributed subsidiaries, net	5,899	14,278
Expenses paid by Summit Investments on behalf of contributed subsidiaries	2,112	5,863
Net cash (used in) provided by financing activities	(40,007)	300,384
Net change in cash and cash equivalents	(13,350)	(9,953)
Cash and cash equivalents, beginning of period	26,504	20,357
Cash and cash equivalents, end of period	$13,154	$10,404

Supplemental cash flow disclosures:
Cash interest paid	$22,812	$14,308
Less: capitalized interest	645	1,630
Interest paid (net of capitalized interest)	$22,167	$12,678

Noncash investing and financing activities:
Capital expenditures in trade accounts payable (period-end accruals)	$19,562	$16,983
Capitalized interest allocated to Polar and Divide projects from Summit Investments	304	272
Excess of purchase price over acquired carrying value of Red Rock Gathering	—	63,183
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EX 99.1-5

EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. ORGANIZATION, BUSINESS OPERATIONS AND PRESENTATION AND CONSOLIDATION
Organization. Summit Midstream Partners, LP ("SMLP" or the "Partnership"), a Delaware limited partnership, is a growth-oriented limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in North America.
SMLP and its subsidiaries are managed and operated by the board of directors and executive officers of Summit Midstream GP, LLC (the "general partner"). Summit Investments, as the ultimate owner of our general partner, controls us and has the right to appoint the entire board of directors of our general partner, including our independent directors. Our operations are conducted through, and our operating assets are owned by, various wholly-owned operating subsidiaries. Neither SMLP nor its subsidiaries have any employees. All of the personnel that conduct our business are employed by the general partner and its subsidiaries, but these individuals are sometimes referred to as our employees.
As of March 31, 2015, Summit Midstream Partners Holdings, LLC ("SMP Holdings"), a wholly owned subsidiary of Summit Investments, held 5,293,571 SMLP common units, all of our subordinated units, all of our general partner units representing a 2% general partner interest in SMLP and all of our incentive distribution rights ("IDRs").
On May 18, 2015, the Partnership acquired certain crude oil and produced water gathering systems and under-development transmission pipelines held by Polar Midstream, LLC ("Polar Midstream") and Epping Transmission Company, LLC ("Epping") located in the Williston Basin (collectively the "Polar and Divide system") from SMP Holdings (the "Polar and Divide Drop Down"). Polar Midstream and Epping are Delaware limited liability companies formed in April 2014.
Polar Midstream's assets were carved out of Meadowlark Midstream Company, LLC ("Meadowlark Midstream"), a subsidiary of Summit Investments, immediately prior to the Polar and Divide Drop Down. Concurrent with the closing of the Polar and Divide Drop Down, Epping became a wholly owned subsidiary of Polar Midstream and SMLP contributed Polar Midstream (including Epping) to Bison Midstream, LLC ("Bison Midstream"). Because the Polar and Divide system was acquired from subsidiaries of Summit Investments, it was deemed a transaction among entities under common control. Common control began in (i) February 2013 for Polar Midstream and (ii) April 2014 for Epping.
Business Operations. We provide natural gas gathering, treating and processing services as well as crude oil and produced water gathering services pursuant to primarily long-term and fee-based agreements with our customers. Our results are driven primarily by the volumes of natural gas that we gather, treat, compress and process as well as by the volumes of crude oil and produced water that we gather. Our gathering systems and the unconventional resource basins in which they operate are as follows:

•
Mountaineer Midstream gathering system ("Mountaineer Midstream"), a natural gas gathering system, operating in the Appalachian Basin, which includes the Marcellus Shale formation in northern West Virginia;

•	Bison Midstream, an associated natural gas gathering system, operating in the Williston Basin, which includes the Bakken and Three Forks shale formations in northwestern North Dakota;

•	the Polar and Divide system ("Polar and Divide"), a crude oil and produced water gathering system and transmission pipelines (under development) located in the Williston Basin;

•	DFW Midstream Services LLC ("DFW Midstream"), a natural gas gathering system, operating in the Fort Worth Basin, which includes the Barnett Shale formation in north-central Texas; and

•
Grand River Gathering, LLC ("Grand River Gathering"), a natural gas gathering and processing system, operating in the Piceance Basin, which includes the Mesaverde formation and the Mancos and Niobrara shale formations in western Colorado and eastern Utah.

Our operating subsidiaries, which are wholly owned by our wholly owned subsidiary, Summit Midstream Holdings, LLC ("Summit Holdings"), are: DFW Midstream (which includes Mountaineer Midstream); Bison Midstream (and its wholly owned subsidiaries Polar Midstream and Epping); and Grand River Gathering (and its wholly owned subsidiary Red Rock Gathering Company, LLC ("Red Rock Gathering")). All of our operating subsidiaries are focused on the development, construction and operation of natural gas gathering and processing systems and crude oil and produced water gathering systems.

EX 99.1-6

EXHIBIT 99.1

Presentation and Consolidation. We prepare our unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These principles are established by the Financial Accounting Standards Board (the "FASB"). The unaudited condensed consolidated financial statements include the assets, liabilities, and results of operations of SMLP and its subsidiaries. All intercompany transactions among the consolidated entities have been eliminated in consolidation.
We make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates, including fair value measurements, the reported amounts of revenue and expense, and the disclosure of contingencies. Although management believes these estimates are reasonable, actual results could differ from its estimates.
These unaudited condensed consolidated financial statements have been prepared pursuant to the rules and the regulations of the Securities and Exchange Commission (the "SEC"). Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to those rules and regulations. We believe that the disclosures made are adequate to make the information not misleading. In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments, including normal recurring accruals, which are necessary to fairly present the unaudited condensed consolidated balance sheet as of March 31, 2015, the unaudited condensed consolidated statements of operations, partners' capital and cash flows for the three-month periods ended March 31, 2015 and 2014. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto that are included in our annual report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on March 2, 2015, and as updated and superseded by our current report on Form 8-K dated September 11, 2015 (the "2014 Annual Report"). The results of operations for an interim period are not necessarily indicative of results expected for a full year.
SMLP recognized its acquisitions of (i) Polar Midstream and Epping and (ii) Red Rock Gathering (the "Red Rock Drop Down") at Summit Investments' historical cost of construction or fair value of assets and liabilities at acquisition because the acquisitions were executed by entities under common control. The excess of Summit Investments' net investment in Polar Midstream and Epping was recognized as an addition to partners' capital. The excess of the purchase price paid by SMLP over Summit Investments' net investment in Red Rock Gathering was recognized as a reduction to partners' capital. Due to the common control aspect, the Polar and Divide Drop Down and the Red Rock Drop Down were accounted for by the Partnership on an “as-if pooled” basis for the periods during which common control existed. For the purposes of these unaudited condensed consolidated financial statements, SMLP's results of operations reflect the results of operations of Polar Midstream, Epping and Red Rock Gathering for all periods presented.
The financial position, results of operations and cash flows of Polar Midstream included herein have been derived from the accounting records of Meadowlark Midstream on a carve-out basis. The majority of the assets and liabilities allocated to Polar Midstream have been specifically identified based on Meadowlark Midstream’s existing divisional organization. Goodwill was allocated to Polar Midstream based on initial purchase accounting estimates. Revenues and depreciation and amortization have been specifically identified based on Polar Midstream's relationship to Meadowlark Midstream’s existing divisional structure. Operation and maintenance and general and administrative expenses have been allocated to Polar Midstream based on volume throughput. These allocations and estimates were based on methodologies that management believes are reasonable. The results reflected herein, however, may not reflect what Polar Midstream’s financial position, results of operations or cash flows would have been if Polar Midstream been a stand-alone company.
Reclassifications. Certain reclassifications have been made to prior-year amounts to conform to the current-year presentation. We evaluated our classification of revenues and concluded that creating an “other revenues” category would provide reporting that was more reflective of our results of operations and how we manage our business. As such, certain revenue transactions that represented the “and other” portions of (i) gathering services and (ii) natural gas, NGLs and condensate sales have been reclassified to other revenues. Other revenues also includes the amortization expense associated with our favorable and unfavorable gas gathering contracts. The amounts reclassified to other revenues for each period presented can be determined based on the total of the other revenues line item and the amount of amortization of favorable and unfavorable gas gathering contracts disclosed in Note 5. We also evaluated our historical classification of electricity expense for Bison Midstream. In connection with the reclassification of certain revenues noted above and to be consistent with the classification of pass-through electricity expense for our other operating segments, we reclassified pass-through electricity expenses for Bison Midstream ($1.3 million and $0.9 million for the three months ended March 31, 2015 and 2014, respectively) from costs of natural gas and NGLs to operation and maintenance. These reclassifications had no impact on total revenues, total costs and expenses, net income, total partners' capital or segment adjusted EBITDA.

EX 99.1-7

EXHIBIT 99.1

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Comprehensive Income. Comprehensive income is the same as net income for all periods presented.
Environmental Matters. We are subject to various federal, state and local laws and regulations relating to the protection of the environment. Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines, and penalties and other sources are charged to expense when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. We accrue for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Such accruals are adjusted as further information develops or circumstances change. Recoveries of environmental remediation costs from other parties or insurers are recorded as assets when their receipt is deemed probable.
Other Significant Accounting Policies. For information on our other significant accounting policies, see Note 2 of the consolidated financial statements included in the 2014 Annual Report.
Recent Accounting Pronouncements. Accounting standard setters frequently issue new or revised accounting rules. We review new pronouncements to determine the impact, if any, on our financial statements. There are currently no recent pronouncements that have been issued that we believe may materially affect our financial statements, except as noted below.
In May 2014, the FASB released a joint revenue recognition standard, Accounting Standards Update ("ASU") No. 2014-09 ("ASU 2014-09"). Under ASU 2014-09, revenue will be recognized under a five-step model: (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to performance obligations; and (v) recognize revenue when (or as) we satisfy a performance obligation. In its original form, ASU 2014-09 was effective for fiscal years, and interim periods within those years, beginning after December 15, 2016; early adoption was not permitted. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of Effective Date ("ASU 2015-14"). ASU 2015-14 defers for one year the effective date of the ASU 2014-09 for both public and nonpublic entities reporting under U.S. GAAP and allows early adoption as of the original effective date. We are currently in the process of evaluating the impact of this update.
In February 2015, the FASB issued ASU No. 2015-02—Consolidation (Topic 810): Amendments to the Consolidation Analysis ("ASU 2015-02"). The standard changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. This new standard is effective for fiscal years, and interim periods within those years, beginning after December 15, 2015, and interim and annual periods thereafter. Early adoption is permitted. We are currently in the process of evaluating the impact of this update.
In April 2015, the FASB issued ASU No. 2015-03 ("ASU 2015-30") Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. Under ASU 2015-03, entities that have historically presented debt issuance costs as an asset, related to a recognized debt liability, will be required to present those costs as a direct deduction from the carrying amount of that debt liability. This presentation will result in debt issuance cost being presented the same way debt discounts have historically been handled. This new standard is effective for fiscal years, and interim periods within those years, beginning after December 15, 2015, and interim and annual periods thereafter. Early adoption is permitted. We are currently in the process of evaluating the impact of this update.

3. SEGMENT INFORMATION
As of March 31, 2015, our reportable segments are:

•	the Marcellus Shale, which is served by Mountaineer Midstream;

•	the Williston Basin – Gas, which is served by Bison Midstream;

•	the Williston Basin – Liquids, which is served by Polar and Divide;

•	the Barnett Shale, which is served by DFW Midstream; and

•	the Piceance Basin, which is served by Grand River Gathering.
Each of our reportable segments provides midstream services in a specific geographic area. Within specific geographic areas, we may further differentiate reportable segments by type of gathering service provided. Our

EX 99.1-8

EXHIBIT 99.1

reportable segments reflect the way in which we internally report the financial information used to make decisions and allocate resources in connection with our operations.
In the first quarter of 2015, we combined our Red Rock Gathering operating segment with the Grand River Gathering operating segment to become one operating segment serving the Piceance Basin. Prior to 2015, we aggregated the Red Rock Gathering and Grand River Gathering operating segments into the Piceance Basin reportable segment.
In connection with the Polar and Divide Drop Down, we identified two reportable segments in the Williston Basin. We had previously only provided natural gas gathering services in the Williston Basin. With the acquisition of Polar Midstream and Epping in May 2015, we now also provide crude oil and produced water gathering services in the Williston Basin. As such, we evaluated the quantitative and qualitative factors for operating segment aggregation in the Williston Basin and concluded that the characteristics for crude oil and produced water gathering services were not sufficiently similar to those of our natural gas gathering services. As a result, we now report the results of Bison Midstream in the Williston Basin – Gas reportable segment and those of Polar Midstream and Epping in the Williston Basin – Liquids reportable segment.
Corporate represents those revenues and expenses that are not specifically attributable to a reportable segment, not individually reportable, or that have not been allocated to our reportable segments. Beginning in the first quarter of 2015, we discontinued allocating certain general and administrative expenses, primarily salaries, benefits, incentive compensation and rent expense, to our operating segments.

Assets by reportable segment follow.

	March 31,	December 31,
	2015	2014
	(In thousands)
Assets:
Marcellus Shale	$243,391	$243,884
Williston Basin – Gas	296,870	311,041
Williston Basin – Liquids	412,187	398,847
Barnett Shale	425,142	428,935
Piceance Basin	843,054	872,437
Total reportable segment assets	2,220,644	2,255,144
Corporate	20,531	38,577
Total assets	$2,241,175	$2,293,721
Revenues by reportable segment follow.

	Three months ended March 31,
	2015	2014
	(In thousands)
Revenues:
Marcellus Shale	$7,840	$5,356
Williston Basin – Gas	8,908	16,763
Williston Basin – Liquids	8,582	3,179
Barnett Shale	23,897	23,037
Piceance Basin	27,934	31,046
Total reportable segment revenues and total revenues	$77,161	$79,381

EX 99.1-9

EXHIBIT 99.1

Depreciation and amortization by reportable segment follow.

	Three months ended March 31,
	2015	2014
	(In thousands)
Depreciation and amortization:
Marcellus Shale	$2,168	$1,801
Williston Basin – Gas	4,698	4,250
Williston Basin – Liquids	1,612	737
Barnett Shale	3,906	3,638
Piceance Basin	11,205	9,811
Total reportable segments	23,589	20,237
Corporate	166	142
Total depreciation and amortization	$23,755	$20,379
Capital expenditures by reportable segment follow.

	Three months ended March 31,
	2015	2014
	(In thousands)
Capital expenditures:
Marcellus Shale	$496	$4,431
Williston Basin – Gas	4,934	10,941
Williston Basin – Liquids	13,274	13,480
Barnett Shale	893	7,721
Piceance Basin	5,193	16,970
Total reportable segments	24,790	53,543
Corporate	398	37
Total capital expenditures	$25,188	$53,580
We assess the performance of our reportable segments based on segment adjusted EBITDA. We define segment adjusted EBITDA as total revenues less total costs and expenses; plus (i) other income excluding interest income, (ii) depreciation and amortization, (iii) adjustments related to minimum volume commitment ("MVC") shortfall payments, (iv) impairments and (v) other noncash expenses or losses, less other noncash income or gains. Segment adjusted EBITDA excludes the effect of allocated corporate expenses, such as certain general and administrative expenses (including compensation-related expenses and professional services fees) interest expense and income tax expense.
Adjustments related to MVC shortfall payments account for (i) the net increases or decreases in deferred revenue for MVC shortfall payments and (ii) our inclusion of expected annual MVC shortfall payments. We include a proportional amount of these historical or expected minimum volume commitment shortfall payments in each quarter prior to the quarter in which we actually recognize the shortfall payment. These adjustments have not been billed to our customers and are not recognized in our consolidated financial statements.

EX 99.1-10

EXHIBIT 99.1

A reconciliation of income before income taxes to total reportable segment adjusted EBITDA follows.

	Three months ended March 31,
	2015	2014
	(In thousands)
Reconciliation of Income Before Income Taxes to Segment Adjusted EBITDA:
Income before income taxes	$5,190	$6,084
Add:
Interest expense	12,118	7,144
Depreciation and amortization	24,006	20,605
Allocated corporate expenses	5,857	2,555
Adjustments related to MVC shortfall payments	12,340	12,013
Unit-based compensation	1,397	1,148
Less:
Interest income	1	1
Total reportable segment adjusted EBITDA	$60,907	$49,548
Segment adjusted EBITDA by reportable segment follows.

	Three months ended March 31,
	2015	2014
	(In thousands)
Reportable segment adjusted EBITDA:
Marcellus Shale	$6,535	$3,883
Williston Basin – Gas	5,333	4,676
Williston Basin – Liquids	5,043	374
Barnett Shale	16,760	15,034
Piceance Basin	27,236	25,581
Total reportable segment adjusted EBITDA	$60,907	$49,548

4. PROPERTY, PLANT, AND EQUIPMENT, NET
Details on property, plant, and equipment, net follow.

	Useful lives (In years)	March 31,	December 31,
		2015	2014
		(Dollars in thousands)
Gathering and processing systems and related equipment	30	$1,479,712	$1,462,706
Construction in progress	n/a	52,144	44,447
Other	4-15	29,599	28,871
Total		1,561,455	1,536,024
Less accumulated depreciation		135,312	121,674
Property, plant, and equipment, net		$1,426,143	$1,414,350

EX 99.1-11

EXHIBIT 99.1

Construction in progress is depreciated consistent with its applicable asset class once it is placed in service. Depreciation expense related to property, plant, and equipment and capitalized interest were as follows:

	Three months ended March 31,
	2015	2014
	(In thousands)
Depreciation expense	$13,638	$11,199
Capitalized interest	645	1,630

5. AMORTIZING INTANGIBLE ASSETS AND UNFAVORABLE GAS GATHERING CONTRACT
Details regarding our intangible assets and the unfavorable gas gathering contract, all of which are subject to amortization, follow.

	March 31, 2015
	Useful lives (In years)	Gross carrying amount	Accumulated amortization	Net
	(Dollars in thousands)
Favorable gas gathering contracts	18.7	$24,195	$(8,482)	$15,713
Contract intangibles	12.5	426,464	(84,548)	341,916
Rights-of-way	24.7	125,127	(14,019)	111,108
Total intangible assets		$575,786	$(107,049)	$468,737

Unfavorable gas gathering contract	10.0	$10,962	$(5,560)	$5,402

	December 31, 2014
	Useful lives (In years)	Gross carrying amount	Accumulated amortization	Net
	(Dollars in thousands)
Favorable gas gathering contracts	18.7	$24,195	$(8,056)	$16,139
Contract intangibles	12.5	426,464	(75,713)	350,751
Rights-of-way	24.7	123,581	(12,737)	110,844
Total intangible assets		$574,240	$(96,506)	$477,734

Unfavorable gas gathering contract	10.0	$10,962	$(5,385)	$5,577
We recognized amortization expense in other revenues as follows:

	Three months ended March 31,
	2015	2014
	(In thousands)
Amortization expense – favorable gas gathering contracts	$(426)	$(434)
Amortization expense – unfavorable gas gathering contract	175	208
We recognized amortization expense in costs and expenses as follows:

	Three months ended March 31,
	2015	2014
	(In thousands)
Amortization expense – contract intangibles	$8,835	$7,962
Amortization expense – rights-of-way	1,282	1,218

EX 99.1-12

EXHIBIT 99.1

The estimated aggregate annual amortization expected to be recognized for the remainder of 2015 and each of the four succeeding fiscal years follows.

	Intangible assets	Unfavorable gas gathering contract
	(In thousands)
2015	$31,707	$530
2016	42,275	924
2017	41,126	1,047
2018	40,580	1,035
2019	40,825	1,045

6. GOODWILL
We evaluate goodwill for impairment annually on September 30 and whenever events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. There have been no impairments of goodwill during the three months ended March 31, 2015.
Annual Impairment Evaluation. We performed our annual goodwill impairment testing as of September 30, 2014 using a combination of the income and market approaches. Details on the results of the annual goodwill impairment testing for all reporting units except those acquired in the Polar and Divide Drop Down are included in our 2014 Annual Report. The assets acquired in the Polar and Divide Drop Down were carved out of Meadowlark Midstream. As such, we elected to apply the historical cost approach to determine the amount of goodwill to assign to Polar Midstream. Our procedures indicated that the remaining goodwill balance at Meadowlark Midstream was entirely attributable to Polar Midstream. We then performed the quantitative analysis for the Polar Midstream reporting unit and determined that the fair value of the Polar Midstream reporting unit substantially exceeded its carrying value, including goodwill as of September 30, 2014. Because the fair value of the Polar Midstream reporting unit exceeded its carrying value, including goodwill, there was no associated impairment of goodwill in connection with our 2014 annual goodwill impairment test and therefore no impairment of the $203.4 million of goodwill that was allocated to the Polar Midstream reporting unit. Because Epping was an organic growth project, it has no goodwill.
Bison Midstream Fourth Quarter 2014 Goodwill Impairment. In the first quarter of 2015, we finalized our calculations of the fair values of the identified assets and liabilities in step two of the December 31, 2014 goodwill impairment testing for the Bison Midstream reporting unit. This process confirmed the preliminary goodwill impairment of $54.2 million that was recognized as of December 31, 2014.
Polar Midstream Fourth Quarter 2014 Goodwill Impairment Evaluation. During the latter part of the fourth quarter of 2014, the declines in prices for natural gas, NGLs and crude oil accelerated, negatively impacting producers in each of our areas of operation. As a result, we considered whether the goodwill associated with our Polar Midstream reporting unit could have been impaired. Our assessment related to the Polar Midstream reporting unit did result in an indication that the associated goodwill could have been impaired.
We noted that the reporting unit had been impacted by the recent price declines, thereby increasing the likelihood that the associated goodwill could have been impaired. As such, we concluded that a triggering event occurred during the fourth quarter of 2014 requiring that we test Polar Midstream's goodwill.
In connection therewith, we reperformed our step one analysis as of December 31, 2014. To estimate the fair value of the reporting unit, we utilized two valuation methodologies: the market approach and the income approach. Both of these approaches incorporate significant estimates and assumptions to calculate enterprise fair value for a reporting unit. The most significant estimates and assumptions inherent within these two valuation methodologies are:

•	determination of the weighted-average cost of capital;

•	the selection of guideline public companies;

•	market multiples;

•	weighting of the income and market approaches;

•	growth rates;

EX 99.1-13

EXHIBIT 99.1

•	commodity prices; and

•	the expected levels of throughput volume gathered.
Changes in the above and other assumptions could materially affect the estimated amount of fair value for any of our reporting units.
The results of our step one goodwill impairment testing indicated that the fair value of the Polar Midstream reporting unit substantially exceeded its carrying value, including goodwill as of December 31, 2014. As a result, there was no associated impairment of goodwill in connection with the fourth quarter 2014 triggering event and no impairment of goodwill acquired in connection with the Polar and Divide Drop Down.
Our impairment determinations, in the context of (i) our annual impairment evaluation and (ii) our fourth quarter 2014 evaluations, involved significant assumptions and judgments, as discussed above. Differing assumptions regarding any of these inputs could have a significant effect on the various valuations. As such, the fair value measurements utilized within these models are classified as non-recurring Level 3 measurements in the fair value hierarchy because they are not observable from objective sources. Due to the volatility of the inputs used, we cannot predict the likelihood of any future impairment.

7. DEFERRED REVENUE
A rollforward of current deferred revenue follows.

	Williston Basin - Gas	Barnett Shale	Piceance Basin	Total current
	(In thousands)
Current deferred revenue, January 1, 2015	$—	$2,377	$—	$2,377
Additions	—	322	—	322
Less revenue recognized	—	322	—	322
Current deferred revenue, March 31, 2015	$—	$2,377	$—	$2,377
A rollforward of noncurrent deferred revenue follows.

	Williston Basin - Gas	Barnett Shale	Piceance Basin	Total noncurrent
	(In thousands)
Noncurrent deferred revenue, January 1, 2015	$17,132	$—	$38,107	$55,239
Additions	—	—	3,773	3,773
Less revenue recognized	27	—	—	27
Noncurrent deferred revenue, March 31, 2015	$17,105	$—	$41,880	$58,985
As of March 31, 2015, accounts receivable included $2.5 million of shortfall billings related to MVC arrangements that can be utilized to offset gathering fees in subsequent periods. Noncurrent deferred revenue at March 31, 2015 represents amounts that provide certain customers the ability to offset their gathering fees over a period up to seven years to the extent that the customer's throughput volumes exceeds its MVC.

EX 99.1-14

EXHIBIT 99.1

8. LONG-TERM DEBT
Long-term debt consisted of the following:

	March 31,	December 31,
	2015	2014
	(In thousands)
Variable rate senior secured revolving credit facility (2.43% at March 31, 2015 and 2.67% at December 31, 2014) due November 2018	$196,000	$208,000
5.50% Senior unsecured notes due August 2022	300,000	300,000
7.50% Senior unsecured notes due July 2021	300,000	300,000
Total long-term debt	$796,000	$808,000
Revolving Credit Facility. We have a senior secured revolving credit facility which allows for revolving loans, letters of credit and swingline loans (the "revolving credit facility"). The revolving credit facility has a $700.0 million borrowing capacity, matures in November 2018, and includes a $200.0 million accordion feature. It is secured by the membership interests of Summit Holdings and those of its subsidiaries. Substantially all of the assets of Summit Holdings and its subsidiaries are pledged as collateral under the revolving credit facility. The revolving credit facility, and Summit Holdings' obligations, are guaranteed by SMLP and each of its subsidiaries.
As of March 31, 2015, we were in compliance with the revolving credit facility's covenants. There were no defaults or events of default during the three months ended March 31, 2015.
Senior Notes. In July 2014, Summit Holdings and its 100% owned finance subsidiary, Summit Midstream Finance Corp. ("Finance Corp.," together with Summit Holdings, the "Co-Issuers"), co-issued $300.0 million of 5.50% senior unsecured notes maturing August 15, 2022 (the "5.5% senior notes"). In June 2013, the Co-Issuers co-issued $300.0 million of 7.50% senior unsecured notes maturing July 1, 2021 (the "7.5% senior notes").
SMLP and all of its subsidiaries other than the Co-Issuers (the "Guarantors") have fully and unconditionally and jointly and severally guaranteed the 5.5% senior notes and the 7.5% senior notes. SMLP has no independent assets or operations. Summit Holdings has no assets or operations other than its ownership of its wholly owned subsidiaries and activities associated with its borrowings under the revolving credit facility, the 5.5% senior notes and the 7.5% senior notes. Finance Corp. has no independent assets or operations and was formed for the sole purpose of being a co-issuer of certain of Summit Holdings' indebtedness, including the 5.5% senior notes and the 7.5% senior notes. There are no significant restrictions on the ability of SMLP or Summit Holdings to obtain funds from their subsidiaries by dividend or loan.
As of March 31, 2015, we were in compliance with the covenants of the 5.5% senior notes and the 7.5% senior notes. There were no defaults or events of default during the three months ended March 31, 2015.
Fair Value of Debt Instruments. A summary of the estimated fair value of our debt financial instruments follows.

	March 31, 2015		December 31, 2014
	Carrying value	Estimated fair value (Level 2)	Carrying value	Estimated fair value (Level 2)
	(In thousands)
Revolving credit facility	$196,000	$196,000	$208,000	$208,000
5.5% Senior notes	300,000	283,250	300,000	281,750
7.5% Senior notes	300,000	310,625	300,000	306,750
The revolving credit facility’s carrying value on the balance sheet is its fair value due to its floating interest rate. The fair value for the senior notes is based on an average of nonbinding broker quotes as of March 31, 2015 and December 31, 2014. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value of the senior notes.

EX 99.1-15

EXHIBIT 99.1

9. PARTNERS' CAPITAL
Partners' Capital
A rollforward of the number of common limited partner, subordinated limited partner and general partner units follows.

	Common	Subordinated	General partner	Total
Units, January 1, 2015	34,426,513	24,409,850	1,200,651	60,037,014
Units issued under SMLP LTIP (1)	68,955	—	—	68,955
Units, March 31, 2015	34,495,468	24,409,850	1,200,651	60,105,969
__________
(1) Net of 19,175 units withheld to meet minimum statutory tax withholding requirements
On May 13, 2015, we completed an underwritten public offering of 6,500,000 common units at a price of $30.75 per unit pursuant to an effective shelf registration statement on Form S-3 previously filed with the SEC (the "May 2015 Equity Offering"). Concurrent therewith, our general partner made a capital contribution to us to maintain its 2% general partner interest.
Red Rock Drop Down. On March 18, 2014, SMLP acquired 100% of the membership interests in Red Rock Gathering from a subsidiary of Summit Investments. SMLP paid total cash consideration of $307.9 million (including working capital adjustments accrued in December 2014 and cash settled in February 2015) in exchange for Summit Investments' net investment in Red Rock Gathering. As a result of the excess of the purchase price over acquired carrying value of Red Rock Gathering, SMLP recognized a capital distribution to Summit Investments. The calculation of the capital distribution and its allocation to partners' capital follow (in thousands).

Summit Investments' net investment in Red Rock Gathering		$241,817
Total cash consideration paid to a subsidiary of Summit Investments		307,941
Excess of purchase price over acquired carrying value of Red Rock Gathering		$(66,124)

Allocation of capital distribution:
General partner interest	$(1,323)
Common limited partner interest	(37,910)
Subordinated limited partner interest	(26,891)
Partners' capital allocation		$(66,124)
Details of cash distributions declared in 2015 follow.

Attributable to the quarter ended	Payment date	Per-unit distribution	Cash paid to common unitholders	Cash paid to subordinated unitholders	Cash paid to general partner	Cash paid for IDRs	Total distribution
		(In thousands, except per-unit amounts)
December 31, 2014	February 13, 2015	$0.5600	$19,279	$13,670	$702	$1,442	$35,093
On April 23, 2015, the board of directors of our general partner declared a distribution of $0.565 per unit attributable to the quarter ended March 31, 2015. The distribution will be paid in accordance with the third target distribution level on May 15, 2015 to unitholders of record at the close of business on May 8, 2015.
Summit Investments' Equity in Contributed Subsidiaries. Summit Investments' equity in contributed subsidiaries represents its position in the net assets of Polar and Divide and Red Rock Gathering that have been acquired by SMLP. The balance also reflects net income attributable to Summit Investments for Polar and Divide and Red Rock Gathering for the periods beginning on their respective acquisition dates by Summit Investments and ending on the dates they were acquired by the Partnership. Net income was attributed to Summit Investments for (i) Polar and Divide for the three months ended March 31, 2015 and 2014 and (ii) Red Rock Gathering for the period from January 1, 2014 to March 18, 2014. Although included in partners' capital, these net income amounts have been excluded from the calculation of earnings per unit ("EPU").

EX 99.1-16

EXHIBIT 99.1

10. EARNINGS PER UNIT
The following table details the components of earnings per limited partner unit.

	Three months ended March 31,
	2015	2014
	(In thousands, except per-unit amounts)
Net income attributable to limited partners	$99	$3,114

Numerator for basic and diluted EPU:
Allocation of net income among limited partner interests:
Net income attributable to common units	$69	$2,508
Net income attributable to subordinated units	30	606
Net income attributable to limited partners	$99	$3,114

Denominator for basic and diluted EPU:
Weighted-average common units outstanding – basic	34,439	29,912
Effect of nonvested phantom units	146	156
Weighted-average common units outstanding – diluted	34,585	30,068

Weighted-average subordinated units outstanding – basic and diluted	24,410	24,410

Earnings per limited partner unit:
Common unit – basic	$0.00	$0.08
Common unit – diluted	$0.00	$0.08
Subordinated unit – basic and diluted	$0.00	$0.02

We excluded 8,524 units in our calculation of the effect of nonvested phantom units for the three months ended March 31, 2015 because they were anti-dilutive. There were no anti-dilutive units during the three months ended March 31, 2014.

11. UNIT-BASED COMPENSATION
SMLP Long-Term Incentive Plan. The SMLP Long-Term Incentive Plan (the "SMLP LTIP") provides for equity awards to eligible officers, employees, consultants and directors of our general partner and its affiliates. As of March 31, 2015, approximately 4.4 million common units remained available for future issuance.
The following table presents activity under the SMLP LTIP.

	Three months ended March 31, 2015
	Units	Weighted-average grant date fair value
Nonvested phantom units, beginning of period	336,202	$30.61
Phantom units granted (1)	200,283	33.94
Phantom units vested	(89,107)	34.07
Phantom units forfeited	(2,106)	36.36
Nonvested phantom units, end of period	445,272	$31.39
__________
(1) Grants vest ratably over a three-year period.

EX 99.1-17

EXHIBIT 99.1

As of March 31, 2015, the unrecognized unit-based compensation related to the SMLP LTIP was $9.5 million. Incremental unit-based compensation will be recorded in general and administrative expense over the remaining vesting period of approximately 3.0 years. Due to the limited and immaterial forfeiture history associated with the grants under the SMLP LTIP, no forfeitures were assumed in the determination of estimated compensation expense.

12. CONCENTRATIONS OF RISK
Financial instruments that potentially subject us to concentrations of credit risk consist of cash and accounts receivable. We maintain our cash in bank deposit accounts that frequently exceed federally insured limits. We have not experienced any losses in such accounts and do not believe we are exposed to any significant risk.
Accounts receivable primarily comprise amounts due for the gathering, treating and processing services we provide to our customers and also the sale of natural gas liquids resulting from our processing services. This industry concentration has the potential to impact our overall exposure to credit risk, either positively or negatively, in that our customers may be similarly affected by changes in economic, industry or other conditions. We monitor the creditworthiness of our counterparties and can require letters of credit for receivables from counterparties that are judged to have substandard credit, unless the credit risk can otherwise be mitigated.
Counterparties accounting for more than 10% of total revenues were as follows:

	Three months ended March 31,
	2015	2014
Revenue:
Counterparty A - Piceance Basin	14%	17%
Counterparty B - Barnett Shale	*	10%
Counterparty C - Marcellus Shale	10%	*
Counterparty D - Piceance Basin	*	*
Counterparty E - Williston Basin – Gas	*	*
__________
* Less than 10%
Counterparties accounting for more than 10% of total accounts receivable were as follows:

	March 31,	December 31,
	2015	2014
Accounts receivable:
Counterparty A - Piceance Basin	14%	27%
Counterparty B - Barnett Shale	10%	*
Counterparty C - Marcellus Shale	12%	*
Counterparty D - Piceance Basin	11%	*
Counterparty E - Williston Basin – Gas	*	13%
__________
* Less than 10%

13. RELATED-PARTY TRANSACTIONS
Reimbursement of Expenses from General Partner. Our general partner and its affiliates do not receive a management fee or other compensation in connection with the management of our business, but will be reimbursed for expenses incurred on our behalf. Under our partnership agreement, we reimburse our general partner and its affiliates for certain expenses incurred on our behalf, including, without limitation, salary, bonus, incentive compensation and other amounts paid to our general partner's employees and executive officers who perform services necessary to run our business. Our partnership agreement provides that our general partner will determine in good faith the expenses that are allocable to us. Due to affiliate on the consolidated balance sheet represents the payables to our general partner for expenses incurred by it and paid on our behalf.

EX 99.1-18

EXHIBIT 99.1

Expenses incurred by the general partner and reimbursed by us under our partnership agreement were as follows:

	Three months ended March 31,
	2015	2014
	(In thousands)
Operation and maintenance expense	$5,782	$4,376
General and administrative expense	5,778	5,872
Expenses Incurred by Summit Investments. Prior to the Polar and Divide Drop Down and the Red Rock Drop Down, Summit Investments incurred:

•
certain support expenses and capital expenditures on behalf of the contributed subsidiaries. These transactions were settled periodically through membership interests prior to the respective drop down and

•
interest expense that was related to capital projects for the contributed subsidiaries. As such, the associated interest expense was allocated to the respective contributed subsidiary's capital projects as a noncash contribution and capitalized into the basis of the asset.

14. COMMITMENTS AND CONTINGENCIES
Operating Leases. Rent expense related to operating leases, including rent expense incurred on our behalf and allocated to us by Summit Investments, was as follows:

	Three months ended March 31,
	2015	2014
	(In thousands)
Rent expense	$427	$382
Environmental Matters. There are no material liabilities related to environmental remediation costs, arising from claims, assessments, litigation, fines, or penalties and other sources in the accompanying financial statements at March 31, 2015 or December 31, 2014. However, we can provide no assurance that significant costs and liabilities will not be incurred in the future. We are currently not aware of any material contingent liabilities that exist with respect to environmental matters.
Legal Proceedings. The Partnership is involved in various litigation and administrative proceedings arising in the normal course of business. In the opinion of management, any liabilities that may result from these claims or those arising in the normal course of business would not individually or in the aggregate have a material adverse effect on its financial position or results of operations.

15. ACQUISITIONS
Red Rock Gathering System. On March 18, 2014, the Partnership acquired Red Rock Gathering from a subsidiary of Summit Investments, subject to customary working capital adjustments. The Partnership paid total cash consideration of $307.9 million, comprising $305.0 million at the date of acquisition and $2.9 million of working capital adjustments that were recognized in due to affiliate as of December 31, 2014 and settled in February 2015. Because of the common control aspects of the drop down transaction, the Red Rock Gathering acquisition was deemed a transaction between entities under common control and, as such, was accounted for on an “as if pooled” basis for all periods in which common control existed. SMLP’s financial results retrospectively include Red Rock’s financial results for all periods ending after October 23, 2012, the date Summit Investments acquired its interests, and before March 18, 2014.

EX 99.1-19

EXHIBIT 99.1

Supplemental Disclosures – As-If Pooled Basis. As a result of accounting for our drop down transactions similar to a pooling of interests, our historical financial statements and those of Polar Midstream, Epping and Red Rock Gathering have been combined to reflect the historical operations, financial position and cash flows from the date common control began. Revenues and net income for the previously separate entities and the combined amounts, as presented in these consolidated financial statements follow.

	Three months ended March 31,
	2015	2014
	(In thousands)
SMLP revenues	$68,579	$64,889
Polar and Divide revenues	8,582	3,179
Red Rock Gathering revenues (1)		11,313
Combined revenues	$77,161	$79,381

SMLP net income	$1,667	$3,545
Polar and Divide net income	3,346	(448)
Red Rock Gathering net income (1)		2,828
Combined net income	$5,013	$5,925
_________
(1) Results are fully reflected in SMLP's revenues and net income subsequent to March 2014.
Subsequent Event. On May 18, 2015, we acquired Polar Midstream and Epping from a subsidiary of Summit Investments, subject to customary working capital and capital expenditures adjustments. Due to the concurrent timing of acquiring Polar Midstream and Epping, we have aggregated these purchases into the Polar and Divide Drop Down. We funded the initial combined purchase price of $290.0 million with (i) $92.5 million of borrowings under our revolving credit facility and (ii) the issuance of $193.4 million of SMLP common units in connection with the May 2015 Equity Offering and $4.1 million of general partner interests to SMLP’s general partner.

EX 99.1-20